Exhibit 99.1

Sysorex Provides Business Update

HERNDON, VA, May 5, 2022 (GLOBE NEWSWIRE) -- Sysorex (OTCQB: SYSX), a preeminent U.S.-based Ethereum mining and technology company, is providing a business update to its shareholders.

“At the outset, I would like to thank our valued shareholders, many of whom like Bigger Capital Fund, LP and District 2 Capital Fund LP, which issued an open letter to shareholders earlier this week, recognize the significant “untapped potential” in Sysorex,” stated Wayne Wasserberg, CEO of Sysorex. “While markets have been under severe pressure over the last six or more months given economic news and world events, and this time has seen a commensurate decline in the value of crypto assets, Sysorex firmly believes in the future of the Ethereum Blockchain and the viability of our Sysorex Government Services business. Our anticipated transaction with Ostendo Technologies, Inc., slated to close later this month, is just one example of a number of strategic steps we are undertaking to potentially create substantial value during this market downturn. If our common stock was to remain at these levels following the Ostendo transaction, we would be trading at far less than one-half of book value, which is likely one of the reasons that funds like Bigger Capital and District 2 have identified Sysorex as a deep value opportunity.”

Mr. Wasserberg continued, “From a business operational standpoint, Sysorex´s footing remains strong as the Company´s Sysorex Government Services division continues to execute and has seen revenue growth the last several months, which has positively impacted our bottom line. We have historically been able to supplement our balance sheet by mining more than $800,000 a month of Ethereum (ETH) on average. Although the planned sale to Ostendo of our wholly-owned data center in Upstate New York and approximately 75% of our Ethereum mining capacity will reduce our monthly gross revenue by about $600,000 on average, the addition of approximately $70,000,000 in Ostendo securities to our balance sheet is expected to place our Company in a large net-positive shareholders’ equity position. In turn, this supports our planned efforts to work with several New York City-based investment banks to list Sysorex on a national securities exchange by year-end. It is our strong belief that we are not at the end of the road by any means; in fact, we are nearly ready to unlock our Company´s significant untapped potential.”

Ethereum (ETH) Mining

The Company continues to successfully mine Ethereum and from October 2021 through April 2022, on average, the Company has mined approximately 236 ETH per month. Historically, the Company´s ETH mining has yielded an average monthly gross of revenue of $816,951 at an average price of $3,461.66 per ETH for the same period. The Company continually seeks to optimize the value of its Ethereum holdings and while during this period the Company has been selling a percentage of its mined ETH to advance other corporate initiatives, the Company retains a substantial ETH position on its balance sheet.

Recent Debenture Conversions

During the past several months, the Company received a large number of conversion notices related to its outstanding convertible debentures issued in the summer of 2021. Approximately $3,600,000 of conversions have been processed to date. The remaining balance of outstanding debentures before interest is approximately $14,500,000. Whereas the volume of the recent conversion requests was substantial and had the effect of exacerbating the market-driven decline in the Company´s share price, the Company has depleted substantially all of its authorized shares. The foregoing resulted in the Company’s inability to process approximately $1,400,000 of pending conversions, which conversions will be honored at a later date once the Company has increased its authorized shares.

As of April 14, 2022, the Company has 494,443,611 shares outstanding. The Company plans to provide an additional corporate update within the next 15 business days, which will include details related to the planned increase of its authorized shares as well as certain other corporate actions. During this same timeframe, the Company intends to address the balance of the holders of the Company´s convertible debentures with the intent of determining whether such holders would be inclined to exit their holdings at a discount to current value or receive a negotiated participation in the future value of the Company. Whereas the Company has almost no available shares at this time and counsel has advised that the process of increasing the authorized shares can take approximately 90 days, the debentures should not have a material impact on the Company´s share price during the next several months. Notwithstanding, the Company will seek to achieve a stand-still with its debenture holders as it pursues a national stock exchange listing.

Ostendo Asset Sale

Sysorex continues to work towards closing the transaction with Ostendo outlined in a Heads of Terms dated March 24, 2022 (filed on Form 8-K), with an anticipated closing date of May 24, 2022. The Company is principally selling its Upstate New York data center and approximately 75% of its GPU-based capacity currently being utilized for Ethereum mining in exchange for nearly $70,000,000 in book value equity. The addition of this equity value should substantially increase the Company´s shareholders’ equity and the Company sees future opportunities to collaborate with Ostendo as it undertakes commercial launch of its proprietary light field, quantum photonic semiconductor-chip-based augmented reality hardware, enriching the Metaverse.

In anticipation of the completion of the Ostendo transaction, as stated, the Company is in active discussions with several New York City-based investment banks to assist with the Company´s anticipated up-listing to a national stock exchange. The Company will include a listing process update in its next corporate communication. The Company is also exploring mechanisms related to the Ostendo securities or the balance of its GPU assets to drive additional value for Sysorex shareholders post-closing.

Sysorex Government Services Growth

Sysorex Government Services, Inc. (SGS), the Company’s legacy business, continues to grow. Year-to-date, the Company has invoiced nearly $9,000,000, which has allowed Sysorex to realize more than $750,000 in profit. SGS continues to leverage existing contracts to continue its traditional government services offerings and SGS management has a bullish outlook on the Blockchain space.

“The adaptation of decentralized ledger technology along with eventual regulatory guidance suggests that the largest potential customer for blockchain technology will be the federal government,” said Zaman Khan, President of SGS. “Government adoption within several of its largest departments is already impacting initiatives through the use of Non-Fungible Tokens (NFTs) and Decentralized Finance (DeFi) to improve supply chain integrity, security, transparency, and logistics. SGS will seek to unlock value from our existing government contracts and pursue additional opportunities given the expertise we have gained through Sysorex´s blockchain-related experience.”

“SGS has three best-in-class federal contracts that are considered government-wide acquisition contracts (GWACs),” continued Mr. Khan. “These are ideal contract vehicles to ensure that blockchain solutions are accessible to all government agencies and branches. GWACs are unique in that they are managed by a federal agency however the contracts can be utilized by all three branches of the government, any federal agency, the Department of Defense, and the intelligence community. The contracts, GSA FSS IT-70, NASA SEWP IV, and NIH CIO-CS, can also be used in some instances with state and local governments and systems integrators.”

ABOUT SYSOREX, INC.

Sysorex, Inc. (Company) is a data center owner and operator and preeminent U.S.-based, publicly traded Ethereum mining and technology company. The Company currently owns and operates approximately 11,000 NVIDIA GPUs generating approximately 500 Gigahash of computing power, which GPUs include thousands of Cryptocurrency Mining Processors (CMPs). These GPUs are currently online and securing the Ethereum Blockchain and generating ETH around the clock with industry leading efficiency. In addition to the mining of ETH, the Company operates its wholly owned subsidiary, Sysorex Government Services, Inc. (SGS), a business that provides information technology products, solutions and services to federal, state, and local government, including system integrators. The Company, in conjunction with SGS, is advancing strategies to leverage decentralized finance (De-Fi) and Non-Fungible Token (NFT) opportunities powered by the Ethereum Blockchain.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Sysorex, Inc. and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19 on Sysorex's results of operations, Sysorex’s ability to integrate the products and business from recent acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Sysorex’s technology. Other factors that are detailed in Sysorex's periodic and current reports available for review at sec.gov. Furthermore, Sysorex operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Sysorex disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Investor Relations

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: SYSX@crescendo-ir.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy debentures, warrants, or any other securities of the Company, nor there shall be any offer, solicitation, or sale of securities of the Company in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

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